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                                                                    EXHIBIT 3.13

                               OPERATING AGREEMENT
                                       OF
                          GENERAL CABLE INDUSTRIES LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

         This OPERATING AGREEMENT ("Agreement") of GENERAL CABLE INDUSTRIES LLC (the "Company"), is entered into as of December 23, 1998, by and among the Company and General Cable Industries, Inc., a Delaware corporation (individually a "Member" and collectively with all members that join in and agree to be bound hereby after the date first written above, the "Members").

         In consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                     FORMATION OF LIMITED LIABILITY COMPANY

         The Certificate of Formation for the Company has been filed and the Company has been formed pursuant to the Delaware Limited Liability Company Act (the "Act"). The Company shall be operated in accordance with the terms and conditions of this Agreement. The Member intends that the Company be subject to federal and state income taxation as a division of the Member. In the event additional Members join in, the Members expressly do not intend hereby to form a partnership (including, without limitation, a limited partnership) or joint venture. However, the Members intend that the Company be subject to federal and state taxation as a partnership. This Agreement shall not be construed to suggest otherwise.

                                   ARTICLE II
                                      NAME

         The business of the Company shall be conducted under the name GENERAL CABLE INDUSTRIES LLC, or such other name as the Members may hereafter designate.

                                   ARTICLE III
                                     PURPOSE

         The purpose of the Company is to engage in any business or activity that now or hereafter is not prohibited by the law of the jurisdiction in which the Company engages in that business.

                                   ARTICLE IV
                                      TERM

         The term of the Company shall commence on the date of filing of the Certificate of Formation and shall be perpetual, unless earlier terminated as provided in Article XVI of this Agreement.

                                    ARTICLE V
        REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

                  The registered agent of the Company in the State of Delaware shall be as designated on the Certificate of Formation, or such other person as the Members may hereafter designate in the manner provided by law. The initial registered agent, as listed on the Certificate of Formation, is The Corporation Trust Company. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be as designated on the Certificate of Formation, or such other place in Delaware as the Members may hereafter designate in the manner provided by law. The initial registered office of the Company, as listed on the Certificate of Formation, is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington Delaware 19801. The principal place of business of the Company shall be located at such address as may be designated by the Members.

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                                   ARTICLE VI
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         (A) CAPITAL CONTRIBUTIONS. The Capital Contributions of a Member shall be the amount of cash and the fair market value of any property (net of any liability to which such property is subject) contributed by the Member to the Company. Each Member shall contribute to the Company as such Member's initial Capital Contribution the amount of cash and/or the property set forth next to such Member's name on Exhibit A attached hereto. No Member shall be obligated to make an additional Capital Contribution or a loan to the Company except as expressly provided herein. If additional funds are advanced to the Company by the Members, such funds shall be additional Capital Contributions to the extent such funds are advanced pro rata by the Members in accordance with their Membership Interests in the Company. Any funds advanced in excess of a Member's pro rata share shall be a loan from such Member, the terms of which shall be established at the time of such advance.

         (B) CAPITAL ACCOUNTS. An individual Capital Account shall be maintained for each Member. The Capital Account of each Member shall consist of such Member's initial Capital Contribution, increased by (1) any additional Capital Contributions made by such Member and (2) such Member's share of Profits and items of income and gain specially allocated pursuant to Article XVIII(C), and decreased by (3) distributions to such Member, and (4) such Member's share of Losses and items of loss and deduction specially allocated pursuant to
Article XVIII(C). The Capital Account of each Member shall be further adjusted as provided in Article XVIII(A). No Member shall be liable to the Company or any other Member or any creditor of the Company solely because of the existence of a negative balance in such Member's Capital Account.

                                   ARTICLE VII
            DISTRIBUTIONS OF CASH AND ALLOCATIONS OF PROFIT AND LOSS

         (A) MEMBERSHIP INTEREST. "Membership Interest" means the percentage ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement and in the Act together with the obligations of such Member to comply with all of the provisions of this Agreement and of the Act. Each Member's Membership Interest shall be as set forth on Exhibit "A" opposite such Member's name.

         (B)      ALLOCATIONS OF COMPANY PROFITS AND COMPANY LOSSES.

                  (1) The terms "Profits" and "Losses" shall mean the net income and net losses, respectively, of the Company as determined for Federal income tax purposes in accordance with the accounting method followed by the Company for such purposes. Company Profits and Losses shall be adjusted as provided in Article XVIII(B).

                  (2) Company Profits or Losses and items of income, gain, loss or deduction shall be allocated to the Members in accordance with their Membership Interests, except as provided in Article XVIII(C).

         (C)      DISTRIBUTION OF CASH.

                  (1) Net Cash Receipts of the Company shall be distributed to the Members in accordance with their respective Membership Interests at such times and in such amounts as shall be determined by the Members.

                  (2) Net Cash Receipts shall be the sum of the amounts listed in paragraphs (a) through (d) below, minus any amounts determined by the Members to be held as reasonable reserves for the operation of the Company, for additional investment by the Company, and for the payment, when due, of the obligations of the Company.

                           (a)      All cash receipts derived from operations of
the Company after provision for or payment of all liabilities and expenditures of the Company then due;

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                           (b)      Net cash proceeds derived from the sale of
any assets, real or personal, of the Company after payment of all liabilities then due and expenses of sale, including, without limitation, brokerage commissions, legal fees and applicable transfer taxes;

                           (c)      Net proceeds of awards in condemnation, or
payments or settlements in lieu thereof received by the Company, after payment of all liabilities then due and expenses relating thereto; provided, however, that no such net proceeds shall be included herein to the extent that such proceeds are applied to the replacement of any property which has been so taken by any public authority; and

                           (d)      Any cash derived from any source not
included within the foregoing subsections, other than cash derived from Capital Contributions to the Company, or cash derived from Company borrowing.

                                  ARTICLE VIII
                             COMPENSATION OF MEMBERS

         Reasonable compensation may be paid to any of the Members for services rendered by any of them to the Company.

                                   ARTICLE IX
                                   FISCAL YEAR

         The fiscal year of the Company shall end on the 31st day of December of each year.

                                    ARTICLE X
                            COMPANY FUNDS AND ASSETS

         The funds of the Company shall be deposited in such bank account or accounts, and invested in such interest-bearing or non-interest bearing investments, as shall be designated by the Members. Withdrawals from any such accounts may be made by such person or persons designated from time to time by the Members. Company funds and assets shall not be commingled with those of any other person.

                                   ARTICLE XI
                          LIMITED LIABILITY OF MEMBERS

         No Member, employee or agent of the Company shall have any personal liability whatever, whether to the Company, to any of the Members or to the creditors of the Company, for the debts, obligations or liabilities of the Company or any losses beyond the amount committed by the Members to the capital of the Company.

                                   ARTICLE XII
                            MANAGEMENT OF THE COMPANY

         (A) MEETINGS AND VOTING OF MEMBERS. All decisions concerning the management or control of Company business shall be made by the vote of a majority of Membership Interests. No annual meetings of the Members shall be held. Special meetings of the Members for any proper purpose or purposes may be called at any time by any Member. Only business within the purpose or purposes described in the notice (or waiver thereof) may be conducted at a special meeting of the Members. Any action to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of the requisite percentage of the Membership Interests necessary to approve such action. Every written consent shall bear the date of signature of each Member who signs the consent.

         (B) UNCERTIFICATED INTERESTS. The Membership Interests of the Company shall be Uncertificated and shall be in accordance with the Membership Interests listed on Exhibit "A" hereto, as such exhibit may be amended from time to time.

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         (C)      COMPANY EXPENSES. All of the Company's expenses shall be
billed directly to and be paid by the Company. Subject to the approval of all of the Members, (a) all reasonable expenses incurred by any Member, employee or agent in connection with the administration and operation of the Company shall be charged to the Company, and (b) to the extent any Member advances funds on behalf of the Company, all such advances shall be reimbursed by the Company.

         (D)      OFFICERS.

                  (1) GENERALLY. The officers of the Company shall consist of a President, a Secretary, a Treasurer and such other officers, including, for example, Vice Presidents, Assistant Treasurers and Assistant Secretaries, as may from time to time be appointed by the Members. Officers shall be elected by the Members. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. One person may hold more than one of the offices specified in this section and may have such other titles as the Members may determine.

                  (2) PRESIDENT. The President shall be the chief executive officer of the Company. Subject to the provisions of these bylaws and to the direction of the Members, the President shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the President by the Members. The President shall have power to sign all contracts and other instruments of the Company which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Company.

                  (3) VICE PRESIDENT. There may be such number of Vice Presidents as the Members shall appoint. Any such Vice President shall have such powers and duties as may be delegated to the Vice President by the Members. A Vice President may be designated by the Members to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

                  (4) TREASURER/ASSISTANT TREASURER. The Treasurer shall have the responsibility for maintaining the financial records of the Company and shall have custody of all monies and securities of the Company. The Treasurer shall make such disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Company. The Treasurer shall also perform such other duties as the Members may from time to time prescribe. The Members may also elect an Assistant Treasurer, if deemed necessary or appropriate, who shall have such powers and duties of the Treasurer, as determined by the Members.

                  (5) SECRETARY/ASSISTANT SECRETARY. The Secretary shall keep minutes of all meetings of the Members. The Secretary shall have charge of the corporate books and shall perform such other duties as the Members may from time to time prescribe. The Members may also elect an Assistant Secretary, if deemed necessary or appropriate, who shall have such powers and duties of the Secretary, as determined by the Members.

                  (6) DELEGATION OF AUTHORITY. The Members may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                  (7) REMOVAL. Any officer of the Company may be removed at any time, with or without cause, by the Members.

                                  ARTICLE XIII
                          BOOKS OF ACCOUNT AND RECORDS

         Proper and complete records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by persons engaged in a business of a like character. The Company's books and records shall be maintained in accordance with GAAP using the calendar year as its fiscal year. Financial statements shall be prepared not less than annually, and copies of the statements shall be available to each Member. The books and records shall at all times be open to reasonable inspection and examination by the Members or their

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duly authorized representatives during reasonable business hours. As soon as is reasonably practicable following the end of each fiscal year of the Company, each Member shall be furnished with a statement showing the Profits, Losses, and distributions allocated to such Member.

                                   ARTICLE XIV
                          TRANSFERABILITY OF INTERESTS

         A transferee may be admitted as a Member of the Company with all of the rights of a Member attributable to the transferred Membership Interest subject to the following conditions:

                  (1) The transfer of the Membership Interest is accomplished by an instrument in writing which shall set forth the intentions of the transferee to acquire the Membership Interest;

                  (2) A counterpart of the instrument of transfer, executed and acknowledged by the transferor is delivered to the Company;

                  (3) The transfer is in compliance with applicable federal and state securities laws;

                  (4) The transferor agrees to pay all reasonable legal fees and filing costs incurred by the Company in connection with the transaction;

                  (5) The transferee agrees to be legally bound by this Agreement by executing and delivering to the Company any documents and instruments necessary in connection with the transferee becoming a Member; and

                  (6) No other or later transfer of the transferred Membership Interest shall be made unless the procedures set forth herein are once again followed.

                                   ARTICLE XV
           DEATH, DISSOLUTION OR BANKRUPTCY OF A MEMBER; NO WITHDRAWAL

         In the event of the death, dissolution or bankruptcy of any Member, the Company shall terminate and shall be dissolved and liquidated as provided herein and as provided by law unless within ninety (90) days of the date of such event, the holders of a majority of the Membership Interests of all of the other Members, if any, agree to continue the Company. No Member shall be entitled to retire, resign, or otherwise voluntarily withdraw from the Company prior to the dissolution and winding up of the Company.

                                   ARTICLE XVI
             DISSOLUTION AND TERMINATION OF THE COMPANY; LIQUIDATION

         (A) EVENTS CAUSING DISSOLUTION. The happening of any one of the following events or any events as provided in the Act, shall result in an immediate dissolution of the Company:

                  (1)      The expiration of the term set forth in Article IV;

                  (2)      The termination of the Company pursuant to Article
XV; or

                  (3) The election of the holders of a majority of Membership Interests to dissolve the Company.

         (B) LIQUIDATION. Upon the dissolution of the Company, the Members shall, as soon as practicable, cause to be prepared a final statement setting forth the assets and liabilities of the Company. A copy of the statement shall be furnished to each Member within ninety (90) days after such dissolution. The Members shall commence to wind up the affairs of the Company and such assets of the Company as the Members or liquidator shall determine shall be liquidated as promptly as practicable, but in an orderly and businesslike manner so as not to involve undue sacrifice. Until final distribution, the Members shall continue to operate the Company. All Company

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Profits and Losses shall be allocated to the Members in accordance with Article
VII, and the proceeds shall be applied or distributed in cash or in kind in the following order of priority:

                  (1) To the payment of creditors of the Company (other than Members) in the order of priority provided by law, and to the payment of the expenses of liquidation;

                  (2) To the setting up of such reserves as the Members may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

                  (3) To each Member in repayment of the principal and accrued interest on any loans made by such Member to the Company;

                  (4) To the Members in proportion to their positive Capital Account balances.

                                  ARTICLE XVII
                         EXCULPATION AND INDEMNIFICATION

         (A) EXCULPATION. No Member shall be liable to the Company or to any Member for any loss suffered by the Company unless such loss is caused by the Member's gross negligence or willful misconduct. No Member shall be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful misconduct.

         (B) RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such person is or was a Member of the Company, or such person is or was the legal representative, director, officer, partner, trustee, employee, agent, or similar functionary of a Member of the Company ("Indemnified Person"), shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding, provided it is not determined in such Proceeding that the liability of such Indemnified Person is due to gross negligence or willful misconduct, and indemnification under this Article shall continue as to an Indemnified Person who has ceased to serve in the capacity which initially entitled such Indemnified Person to indemnity hereunder. The rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article could involve indemnification for negligence or under theories of strict liability.

         (C) ADVANCE PAYMENT. The right to indemnification conferred in this Article shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by an Indemnified Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Indemnified Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Indemnified Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Indemnified Person of such Indemnified Person's good faith belief that such Indemnified Person has met the standard of conduct necessary for indemnification under this Article and a written undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Article or otherwise.

         (D) NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article shall not be exclusive of any other right which an Indemnified Person may have or hereafter acquire under any law (common or statutory) or this Agreement.

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         (E)      INSURANCE. The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was an Indemnified
Person against any amounts entitled to be indemnified under this Article.

         (F) SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE XVIII
                                   TAX MATTERS

         (A)      MAINTENANCE OF CAPITAL ACCOUNTS.

                  (1) Capital Accounts shall be maintained in accordance with the provisions of Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code") and the corresponding provisions of any future internal revenue law and Treasury Regulations promulgated thereunder, as amended from time to time, in order that allocations to Members of all items of income, gain, loss and deduction have "substantial economic effect" to the extent possible under such provisions and regulations. Accordingly, appropriate adjustments may be made to Capital Accounts in addition to those set forth in Article VI(B) of this Agreement, such adjustments to be made in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

                  (2) If a Member contributes to the Company property to which Section 704(c) of the Code applies, or if a revaluation of Company property occurs under the circumstances described in (3) below, the Capital Accounts of the Members shall be adjusted as provided under Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

                  (3) Upon the occurrence of one of the events described in Treasury Regulation section 1.704-1(b)(2)(iv)(f)(5), Capital Accounts shall be adjusted to reflect a revaluation of Company property.

         (B) ADJUSTMENTS TO PROFITS AND LOSSES. Profits and Losses, as determined for Federal income tax purposes in accordance with the accounting method followed by the Company for such purposes, shall be adjusted as follows:

                  (1) Any income that is exempt from Federal income tax shall be added to such taxable income or loss.

                  (2) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code (relating to expenditures that are not deductible for federal income tax purposes), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(b), shall be subtracted from such taxable income or loss.

                  (3) If property is reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, depreciation, income, gain, loss, and deductions with respect to such property shall be determined by reference to such book value in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g).

                  (4)      Items that are specially allocated pursuant to
Article XVIII(C) shall be excluded from Profits and Losses.

         (C) ADJUSTMENTS TO ALLOCATIONS OF PROFITS AND LOSSES. The allocations of Profits and Losses and items of income, gain, loss or deduction shall be subject to the following restrictions and adjustments:

                  (1) Except for allocations of Partnership Nonrecourse Deductions and Partner Nonrecourse Deductions in accordance with subsections (2) and (3) below, no Losses or deductions may be allocated to any

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Member to the extent such allocation would result in a Capital Account deficit balance for such Member that exceeds the amount such Member is obligated to restore to the Company or treated as obligated to restore to the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(c).

                  (2) Partnership Nonrecourse Deductions as determined under Treasury Regulation section 1.704-2(c) shall be allocated in accordance with Membership Interests, and if there is a net decrease in Partnership Minimum Gain as determined in accordance with Treasury Regulation section 1.704-2(b)(2), then the Members shall be allocated the next available items of income and gain in accordance with the "minimum gain chargeback" requirement of Treasury Regulation Section 1.704-2(f).

                  (3) Partner Nonrecourse Deductions as determined under Treasury Regulation Section 1.704-2(i)(2) shall be allocated to the Member who bears the economic risk of loss in accordance with Treasury Regulation Section 1.704-2(i)(1), and if there is a net decrease in Partner Nonrecourse Debt Minimum Gain as determined under Treasury Regulation section 1.704-2(i)(3), the Member shall be allocated items of income and gain in accordance with the "chargeback" provisions of Treasury Regulation Section 1.704-2(i)(4).

                  (4) Any Member who unexpectedly receives, with respect to the Company, an adjustment, allocation, or distribution described in subsections
(4), (5), or (6) of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3) shall be allocated items of income and gain in accordance with the "qualified income offset" provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3).

                  (5) If any items are specially allocated to a Member pursuant to this Subsection (C), such Member shall be allocated the next available offsetting items to the extent of such prior special allocation, provided such offsetting allocation is consistent with the restrictions and adjustments set forth in this Subsection (C), so that, to the extent possible, the net amount of Profits, Losses and items of income, gain, loss, and deduction allocated to each Member over the term of the Company is the same as the net amount that would have been allocated to such Member if there has been no special allocations made in accordance with this Subsection (C).

         (D) TAX ALLOCATIONS WHERE THERE IS A BOOK/TAX DISPARITY. In the event Company property is carried on the books of the Company at a book value that differs from its adjusted tax basis as a result of a contribution to the Company of property to which Section 704(c) of the Code applies, or a revaluation of Company property as described in Subsection (A)(3) of this Article, allocations to the Members of items of income, gain, loss, and deduction as computed for tax purposes with respect to such property shall be made in a manner that takes into account the variation between the adjusted tax basis of such property and its book value as determined under Section 1.704-3 of the Treasury Regulations. Allocations pursuant to this subsection (D) are for tax purposes only, and shall have no effect on Capital Accounts.

         (E) "TAX MATTERS PARTNER". General Cable Industries, Inc. is hereby designated as the "tax matters partner" under Section 6231(a)(7) of the Code to manage tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Expenses of such proceedings shall be paid by the Company.

                                   ARTICLE XIX
                               INVESTMENT PURPOSES

         Each Member represents and warrants that it has acquired its Membership Interest for its own account as part of a transaction exempt from registration under the Securities Act of 1933, as amended, and applicable state law for investment purposes and not with a view to the resale or distribution thereof, and that it has had access to any and all information necessary to arrive at its decision to acquire its Membership Interest. In addition to the restrictions on transfer of Membership Interests otherwise set forth in this Agreement, no Membership Interest may be sold, transferred, assigned or otherwise disposed of by any Member in the absence of registration under the Securities Act of 1933, as amended, and applicable state law, or an opinion of counsel experienced in securities matters and satisfactory to the Company that such assignment or other disposition will not be in violation of said Act or state laws. No Member shall have any right to require registration of its Membership Interest under said Securities Act or applicable state law and, in view of the nature of the Company and its business, such registration is neither contemplated nor likely. Each Member further acknowledges that it understands that the effect of the

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foregoing representation and warranty and restriction on assignment or other disposition is generally to require that such Membership Interest be held indefinitely unless it is registered or an exemption from registration is available.

                                   ARTICLE XX
                            MISCELLANEOUS PROVISIONS

         (A) ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding among the parties and supersedes any prior arrangements or understandings among them, and may not be modified or amended in any manner other than as set forth herein.

         (B) GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

         (C) CONSTRUCTION. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural and the pronouns stated in the masculine, the feminine or the neuter shall include the masculine, feminine and the neuter.

         (D) HEADINGS AND CAPTIONS. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

         (E) INVALIDITY. If any of the provisions of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         (F) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall have the same force and effect as though all the signatories had signed a single signature page.

         (G) PARTIES BOUND. The provisions of this Agreement shall bind, benefit, and be enforceable by or against, the heirs, administrators, personal representatives and, as permitted herein, assigns of the parties hereto. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or of any Member.

         (H) NO WAIVER. No failure on the part of any Member to exercise and no delay in exercising any right, power or remedy shall be construed as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.

         (I) NOTICES AND REPORTS. All notices and reports to the Members shall be addressed to the Member and sent to them at their addresses on file in the principal place of business of the Company.

         (J) PERSON. For purposes of this Agreement, the term "person" includes without limitation any natural person, joint venture, corporation, partnership, limited liability company, trust, estate, association, government, or governmental agency, or any other entity.

         (K) AMENDMENTS. This Agreement may be amended or modified from time to time by the vote of a majority of the Membership Interests.

         IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement, intending to be legally bound hereby, on the date first written above.

COMPANY:                                             MEMBER:

GENERAL CABLE INDUSTRIES LLC                GENERAL CABLE INDUSTRIES,
BY:  GENERAL CABLE INDUSTRIES,              INC.
     INC.

BY: /s/ Christopher F. Virgulak             BY: /s/ Robert J. Siverd
   ------------------------------              -----------------------
   Name: Christopher F. Virgulak               Name: Robert J. Siverd
   Title: CFO                                  Title: Ex. Vice President

                          GENERAL CABLE INDUSTRIES LLC
                                  EXHIBIT "A"

                                                             CAPITAL CONTRIBUTION      CAPITAL CONTRIBUTION AMOUNT
         MEMBERS                 MEMBERSHIP INTEREST             DESCRIPTION                AT NET BOOK VALUE
-------------------------       --------------------       -----------------------     ---------------------------
General Cable Industries,               100%                   Sanger plant M&E                $6,953,062
Inc.
                                                              Lincoln plant M&E                 7,117,796
                                                              Taunton plant M&E                 2,331,259
                                                           Montoursville plant M&E              2,677,149